                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com


 Aehr Test Systems Reports Third Quarter Fiscal 2017 Financial Results

    Company Reports Significant Bookings and Provides Guidance for
                        Strong Fiscal Q4 Revenue


Fremont, CA (March 30, 2017) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its third quarter of fiscal 2017 ended February
28, 2017.


Fiscal Third Quarter Financial Results:

- Net sales were $2.7 million, compared to $1.7 million in the third quarter of fiscal 2016.

- GAAP net loss was $2.7 million, or $0.16 per diluted share, compared to a GAAP net loss of $3.0 million, or $0.23 per diluted share, in the third quarter of fiscal 2016.

- Non-GAAP net loss was $2.4 million, or $0.14 per diluted share, compared to a non-GAAP net loss of $2.8 million, or $0.21 per diluted share, in the third quarter of fiscal 2016.

- Backlog was $11.8 million at the end of the third quarter of fiscal 2017 compared to $4.8 million at the end of the third quarter of fiscal 2016.


Fiscal First Nine Months Financial Results:

- Net sales were $12.2 million, compared to $12.9 million in the first nine months of fiscal 2016.

- GAAP net loss was $4.9 million, or $0.32 per diluted share, compared to a GAAP net loss of $3.7 million, or $0.29 per diluted share, in the first nine months of fiscal 2016.

- Non-GAAP net loss was $4.1 million, or $0.26 per diluted share, compared to a non-GAAP net loss of $2.9 million, or $0.23 per diluted share, in the first nine months of fiscal 2016.

An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.


Recent Business Highlights:

- Completed development of new 18-Blade configuration FOXTM-XP Wafer Level Test and Burn-in

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Aehr Test Systems Reports Third Quarter Fiscal 2017 Financial Results
March 30, 2017
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  system and successfully tested customer wafers.

- Received production orders in excess of $4.5 million from a subcontractor to Aehr's lead customer for the FOX-XP Test and Burn-in System. This order was for the initial full production FOX-XP test cell with singulated die / module test configuration and proprietary DiePak carriers, and represents the Company's second major customer for the FOX-XP System for a high volume manufacturing application.

- Announced follow-on orders exceeding $2.5 million from a leading multi-national IC manufacturer for an ABTSTM burn-in and test system and a package of support services, spares and upgrades.

- Since the end of the quarter, completed shipment of initial FOX-XP test system configuration with new DiePak carriers and singulated Die / module test configuration and received customer acceptance of this system.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"Although our third quarter revenue was lower than we would have liked, it was mainly a timing issue. This is consistent with our discussions last quarter, as a significant amount of revenue for our new FOX-XP Test Systems shipments was on the edge between our fiscal Q3 ending February 28 and fiscal Q4 ending in May.

"With our strong bookings in the third quarter of $7.8 million, we ended the quarter with a backlog of $11.8 million. We are reiterating our forecast for strong fiscal year-over-year growth in our revenue, bookings, and bottom line. We expect revenue for the fourth quarter of at least $6.0 million with a significant portion of this in our new FOX-XP Systems, WaferPak contactors, and DiePak carriers. With this, Aehr Test expects to finish the year with a fiscal year-over-year revenue growth of greater than 25%.

"With the major R&D on the new FOX-P product line winding down and our focus shifting to meeting customer demand for current and new applications, we are excited about our prospects for closing out our fiscal year that ends May 31st on a strong note. We expect to head into our new fiscal year with a strong backlog and new pallet of products that we are confident can address a number of new applications and that we can ship in volume with the quality and lead times requested by our customers."


Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its third quarter fiscal 2017 operating results. To access the call dial 888-656-7430 (+1 913-312-0423 outside the United States) and give the participant pass code 4371442. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on April 6, 2017. To access the replay dial-in information, please click here.


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Aehr Test Systems Reports Third Quarter Fiscal 2017 Financial Results
March 30, 2017
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About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and WaferPak contactors. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-



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Aehr Test Systems Reports Third Quarter Fiscal 2017 Financial Results
March 30, 2017
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended        Nine Months Ended
                                       ----------------------------   -------------------
                                        Feb 28,   Nov 30,   Feb 29,    Feb 28,   Feb 29,
                                         2017      2016      2016       2017      2016
                                       --------  --------- --------   --------  ---------
Net sales                               $ 2,681   $ 4,216   $ 1,677   $ 12,215  $ 12,930
Cost of sales                             2,178     2,753     1,508      8,043     7,687
                                       --------  --------  --------   --------  --------
Gross profit                                503     1,463       169      4,172     5,243
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,724     1,707     1,695      5,147     5,253
  Research and development                1,248     1,040     1,293      3,348     3,278
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,972     2,747     2,988      8,495     8,531
                                       --------  --------  --------   --------  --------
    Loss from operations                 (2,469)   (1,284)   (2,819)    (4,323)   (3,288)

Interest expense                           (178)     (181)     (165)      (537)     (437)
Other (expense) income, net                  (2)       43       (24)        38         7
                                       --------  --------  --------   --------  --------
    Loss before income tax
    (expense) benefit                    (2,649)   (1,422)   (3,008)    (4,822)   (3,718)

Income tax (expense) benefit                 (2)      (30)       33        (36)      (11)
                                       --------  --------  --------   --------  --------
    Net loss                             (2,651)   (1,452)   (2,975)    (4,858)   (3,729)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net loss attributable to Aehr Test
      Systems common shareholders       $(2,651)  $(1,452)  $(2,975)  $ (4,858) $ (3,729)
                                       ========  ========   =======   ========  ========

Net loss per share
    Basic                               $ (0.16)  $ (0.09)   $(0.23)   $ (0.32) $  (0.29)
    Diluted                             $ (0.16)  $ (0.09)   $(0.23)   $ (0.32) $  (0.29)

Shares used in per share calculations:
    Basic                                16,672     16,029   13,164     15,411    13,058
    Diluted                              16,672     16,029   13,164     15,411    13,058



                                      -more-



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Aehr Test Systems Reports Third Quarter Fiscal 2017 Financial Results
March 30, 2017
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Reconciliation of GAAP and Non-GAAP Results
                       (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended       Nine Months Ended
                                            --------------------------   -----------------
                                             Feb 28,  Nov 30,  Feb 29,    Feb 28,  Feb 29,
                                              2017     2016     2016       2017     2016
                                            -------- -------- ---------  -------- --------
GAAP net loss                               $(2,651) $(1,452) $(2,975)   $(4,858) $(3,729)
Stock-based compensation expense                257      215      213        791      786
                                            -------- -------- --------   -------- --------
Non-GAAP net loss                           $(2,394) $(1,237) $(2,762)   $(4,067) $(2,943)
                                            ======== ======== ========   ======== ========

GAAP net loss per diluted share             $ (0.16) $ (0.09) $ (0.23)   $ (0.32) $ (0.29)
                                            ======== ======== ========   ======== ========
Non-GAAP net loss per diluted share         $ (0.14) $ (0.08) $ (0.21)   $ (0.26) $ (0.23)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation    16,672   16,029   13,164     15,411   13,058
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                               16,672   16,029   13,164     15,411   13,058
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net loss is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net loss is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net loss. This limitation is best addressed by using this measure in combination with net loss (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.




                                   -more-


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Aehr Test Systems Reports Third Quarter Fiscal 2017 Financial Results
March 30, 2017
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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                                    (in thousands)
                                     (unaudited)

                                                          February 28,  November 30, May 31,
                                                              2017         2016       2016
                                                           -----------  ----------- --------
ASSETS
Current assets:
  Cash and cash equivalents                                  $ 2,039     $ 5,154     $   939
  Accounts receivable, net                                     1,596       1,429         522
  Inventories                                                  7,207       6,069       7,033
  Prepaid expenses and other                                     354         390         254
                                                            --------    --------    --------
      Total current assets                                    11,196      13,042       8,748

Property and equipment, net                                      861         793       1,204
Other assets                                                      96          95          94
                                                            --------    --------    --------
      Total assets                                           $12,153     $13,930     $10,046
                                                            ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                             1,821       1,770       1,413
  Accrued expenses                                             1,897       1,366       1,553
  Customer deposits and deferred revenue, short-term           1,012       1,055       1,714
                                                            --------    --------    --------
      Total current liabilities                                4,730       4,191       4,680

Long-term debt                                                 6,095       6,051       5,962
Deferred revenue, long-term                                       32          47         127
                                                            --------    --------    --------
     Total liabilities                                        10,857      10,289      10,769


Aehr Test Systems Shareholders' equity (deficit)               1,315       3,660        (703)
Noncontrolling interest                                          (19)        (19)        (20)
                                                            --------    --------    --------
      Total shareholders' equity (deficit)                     1,296       3,641        (723)
                                                            --------    --------    --------
      Total liabilities and shareholders' equity (deficit)   $12,153     $13,930     $10,046
                                                            ========    ========    ========








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